UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 25, 2009
Associated Banc-Corp
(Exact name of registrant as specified in its charter)

Wisconsin	0-5519 and 001-31343	39-1098068

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 Hansen Road, Green Bay,
Wisconsin	54304

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 920-491-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the previously announced retirement of Paul S. Beideman as Chairman, director and Chief Executive Officer of Associated Banc-Corp (the “Company”) and Associated Bank, National Association effective upon Philip Flynn’s commencement of employment on December 1, 2009, the Board entered into a Letter Agreement with Mr. Beideman dated November 25, 2009 (the “Agreement”).
The Agreement provides that Mr. Beideman will serve as senior advisor to Mr. Flynn with such appropriate transition duties as may be reasonably assigned by the Board through his retirement date of February 1, 2010. Subject to Mr. Beideman’s employment not being terminated by his resignation or for Cause (as defined) prior to February 1, 2010, Mr. Beideman will receive the benefits set forth below. Mr. Beideman will not be entitled to any severance or any special separation pay.
Mr. Beideman will continue to receive his regular base salary at the current rate and current benefits and perquisites (subject to any generally applicable changes the Company may make during this period). He will not be eligible to receive any additional equity awards; current awards will continue to vest through February 1, 2010 and then-vested options will remain exercisable for one year in accordance with their terms. The Company will continue to include Mr. Beideman under its directors and officers liability insurance policy through February 1, 2010 and following his retirement will provide him the same coverage under this policy (or successor policies) and the same entitlement to corporate indemnification (and related advancement rights) as other retired officers and directors. Following retirement, Mr. Beideman and his spouse will participate in the Company’s retiree medical plan and any successor plan and Mr. Beideman shall pay such costs associated with the plan that are applicable to other former senior executive participants. The Company will pay Mr. Beideman’s reasonable legal fees and expenses incurred in connection with the Agreement up to $20,000.
The Agreement is subject to Mr. Beideman executing a waiver and release of claims against the Company.
The foregoing brief description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Letter Agreement between Paul S. Beideman and Associated Banc-Corp dated November 25, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
November 25, 2009	By:	Brian R. Bodager
	Name:	Brian R. Bodager
	Title:	Chief Administrative Officer, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Letter Agreement between Paul S. Beideman and Associated Banc-Corp dated November 25, 2009.